Exhibit 10.1

Draft 10/14/2026 — Confidential — Subject to review by Taiwan counsel

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into and closed on October 19, 2026 (the “Closing Date”) by and between Nightfood Holdings, Inc., a Nevada corporation doing business as TechForce Robotics (OTCQB: NGTF) (“Buyer”), and Jun Long Machine Industrial Co., Ltd., a company limited by shares organized under the laws of the Republic of China (Taiwan), with its principal office at 16-25, San Yueh Rd., Houli District, Taichung City 421, Taiwan (“Seller”). TechForce Advanced Manufacturing Inc., a Nevada corporation (“TAMI”), joins in this Agreement solely for purposes of Article 6.

RECITALS

A.	Seller has developed and owns technology, designs, and know-how for automated optical inspection machines used in chip-on-wafer-on-substrate (CoWoS) advanced semiconductor packaging.
B.	Buyer wishes to acquire, and Seller wishes to sell, all of Seller’s rights in that technology, so that Buyer is its sole and exclusive owner with the sole right to use it and to license it. The price is shares of Buyer’s Series C Convertible Preferred Stock. Seller pays no cash.
C.	The transaction is a purchase of specified intangible assets only. No employees, customers, contracts, facilities or operations of Seller are transferred.
D.	Buyer will license the technology exclusively to TAMI, which Buyer controls. TAMI will carry on the business in its own name and for its own account, funded by loans from Buyer.

The parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In this Agreement:

“Affiliate” means any Person that controls, is controlled by or is under common control with another Person. TAMI is not an Affiliate of Seller for purposes of this Agreement.

“Common Stock” means the common stock of Buyer, par value $0.001 per share.

“Field” means the design, development, manufacture, assembly, testing, sale, installation and support of automated optical inspection (“AOI”) machines for chip-on-wafer-on-substrate (“CoWoS”) advanced semiconductor packaging applications, and for no other product or application.

“Intellectual Property Rights” means all patents, utility models, copyrights, design rights, trade secrets, rights in know-how and confidential information, and all other intellectual property rights anywhere in the world, whether or not registered, including all applications and rights of priority.

“Law” means any statute, regulation, rule or order of any governmental authority or securities exchange.

“Lien” means any security interest, license, option, covenant not to sue, claim of ownership or other encumbrance.

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“Losses” means all losses, damages, liabilities, taxes, costs and expenses, including reasonable attorneys’ fees.

“Person” means any individual, company, governmental authority or other entity.

“Products” means AOI machines in the Field that embody, or are made using, the Technology.

“Buyer Shares” means the Closing Shares and the Incentive Shares.

“Restricted Period” means the period from the Closing Date to its fifth (5th) anniversary.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series C Preferred Stock” means Buyer’s Series C Convertible Preferred Stock, par value $0.001 per share, each share of which converts into 6,000 shares of Common Stock (40 shares after giving effect to Buyer’s 1-for-150 reverse split), subject to adjustment under its certificate of designation.

“Share Authorization Date” means the first date on which Buyer has enough authorized and unreserved Common Stock to permit conversion of all Buyer Shares then outstanding.

“Taiwan Approvals” means every approval, permit, filing and classification required under the Laws of Taiwan for the transfer of the Technology to Buyer and for Seller’s acquisition of the Buyer Shares, including under the Foreign Trade Act, the regulations on strategic high-tech commodities, the National Security Act and the rules on outward investment.

ARTICLE 2

PURCHASE AND SALE; EXCLUSIVE OWNERSHIP

2.1 Sale and Assignment. Seller hereby irrevocably sells, assigns, transfers and delivers to Buyer, and Buyer purchases, all of Seller’s right, title and interest throughout the world in and to the Purchased Assets, free and clear of all Liens.

2.2 Purchased Assets. The “Purchased Assets” shall consist solely and exclusively of the specific technology, technical documentation, designs, drawings, know-how and intellectual property rights expressly identified in Schedule 1, solely to the extent specifically developed for and exclusively used in the CoWoS AOI machine models identified therein. For the avoidance of doubt, no asset, technology or intellectual property right shall be deemed transferred merely because it relates to, is useful for, or may be necessary in connection with the Products or the Field. All assets, technology and intellectual property rights not expressly identified in Schedule 1 shall remain the exclusive property of Seller.

2.3 “Excluded Technology”. Notwithstanding anything to the contrary in this Agreement, the Purchased Assets expressly exclude:

(a)	all other wafer sorting machines and related technology except as identified in Schedule 1;
(b)	all software, firmware, source code, object code, algorithms and general-purpose control systems, except to the extent expressly and individually identified in Schedule 1;
(c)	all pre-existing technology, background intellectual property, general manufacturing know-how, common mechanical and electrical designs, and technology used in Seller’s other products or businesses;
(d)	all technology, designs, software and intellectual property developed independently by Seller without use of the Purchased Assets; and
(e)	all technology and intellectual property relating to products or applications outside the specific CoWoS AOI machine models expressly identified in Schedule 1.

No implied license or other right in any Excluded Technology is granted to Buyer.

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2.4 Seller shall retain full ownership of and all rights to use, develop, manufacture, commercialize, license and otherwise exploit the Excluded Technology. Any license of Excluded Technology required by Buyer shall be subject to a separate written agreement specifying the licensed rights, scope, duration and consideration. No license of Excluded Technology shall arise automatically under this Agreement.

2.5 Exclusive Ownership; Sole Right to License. From the Closing, Buyer is the sole and exclusive owner of the Purchased Assets throughout the world. Buyer alone has the right to (a) use, practice, modify and improve the Technology; (b) make, have made, sell, lease and service Products; (c) license any of those rights; (d) register and enforce the Intellectual Property Rights; and (e) sell or assign the Purchased Assets. Seller has no right to grant, and shall not purport to grant, any license or other right in the Technology to any Person. Buyer will exercise its right to license by granting the exclusive license to TAMI under Section 6.3. Buyer’s ownership is subject only to that license.

2.6 No Retained Rights. Seller retains no license, shop right or other right in the Purchased Assets and shall not use the Technology at any time for itself, its Affiliates or any customer, except as Buyer or TAMI authorizes in a signed written agreement. If any Intellectual Property Rights retained by Seller are needed to make, use, sell or support the Products, Seller grants Buyer a perpetual, irrevocable, worldwide, royalty-free license under them, exclusive in the Field, with the right to sublicense and assign. If any Purchased Asset cannot be assigned at the Closing, Seller holds it in trust for Buyer, grants Buyer an exclusive, perpetual, irrevocable, royalty-free license to it, and shall assign it as soon as possible. Seller waives, and shall cause each author to waive, all moral rights in the Purchased Assets to the extent permitted by Law. For the avoidance of doubt, no license, assignment or other right is granted to Buyer or TAMI with respect to any technology, software, firmware, know-how, intellectual property or independently developed improvements retained or subsequently developed by Seller or its Affiliates, except as expressly identified in Schedule 1 or agreed in a separate written agreement executed by the relevant parties.

2.5 Excluded Assets; No Liabilities. Buyer acquires no other asset of Seller and assumes no liability or obligation of Seller of any kind, all of which Seller retains and shall pay when due (the “Excluded Liabilities”).

2.6 Assets Only. This is a purchase of intangible assets and their embodiments only. No business, operations, employees, customers, contracts, facilities, sales force, distribution arrangements or trade names of Seller are transferred.

ARTICLE 3

PURCHASE PRICE; INCENTIVE SHARES

3.1 Purchase Price. The aggregate consideration payable by Nightfood Holdings, Inc. (“Buyer”) to Seller for the Purchased Assets, including the intellectual property included therein, shall consist of:

(a) 150,000 shares of Buyer’s Series C Preferred Stock, issuable at the Closing (the “Closing Shares”); and

(b) up to 50,000 additional shares of Buyer’s Series C Preferred Stock, issuable as contingent additional purchase consideration pursuant to Section 3.2 (the “Contingent Purchase Price Shares”).

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The Closing Shares are fully earned at the Closing and are not subject to vesting or any condition relating to future services, customers or revenue. No cash or other consideration shall be payable for the Purchased Assets except as expressly provided in this Agreement.

3.2 Contingent Additional Purchase Consideration. As an integral component of the Purchase Price for the Purchased Assets, Buyer shall issue to Seller the following Contingent Purchase Price Shares upon achievement of the applicable cumulative Qualifying Revenue milestones:

(a) 25,000 Contingent Purchase Price Shares when cumulative Qualifying Revenue first equals or exceeds $10,000,000; and

(b) an additional 25,000 Contingent Purchase Price Shares when cumulative Qualifying Revenue first equals or exceeds $20,000,000.

For purposes of this Section, “Qualifying Revenue” means revenue recognized by TAMI after the Closing, in accordance with U.S. generally accepted accounting principles consistently applied, from the sale, licensing or other commercialization of products or technology incorporating or utilizing the Purchased Assets, including the acquired intellectual property. Qualifying Revenue shall be determined from TAMI’s books and records, without duplication.

The parties acknowledge that the contingent portion of the Purchase Price reflects uncertainty concerning the commercial value of the Purchased Assets at the Closing. The revenue milestones measure the subsequent commercial performance of those assets and do not constitute compensation for Seller’s post-Closing services, customer referrals, sales activities or continued employment or engagement.

Seller shall have no obligation under this Section to introduce customers, solicit business or provide services to Buyer or TAMI. Seller’s entitlement to the Contingent Purchase Price Shares shall not depend on Seller’s continued employment, consultancy, management role or other service relationship with Buyer or TAMI, and shall not be forfeited solely because any such relationship terminates.

Each milestone shall be satisfied automatically upon recognition of the applicable cumulative Qualifying Revenue. Buyer shall assess achievement of the milestones quarterly, provide Seller written confirmation within thirty (30) days following the applicable fiscal quarter-end, and issue the corresponding shares within ten (10) business days thereafter. A delay in confirmation shall not extinguish Seller’s entitlement to shares otherwise earned under this Section. Each milestone may be earned only once, and both milestones may be earned during the same reporting period.

The parties intend the Contingent Purchase Price Shares to constitute additional consideration for the acquisition of the Purchased Assets. Their financial reporting treatment shall be determined in accordance with applicable U.S. generally accepted accounting principles

3.3

3.4

Determination of Qualifying Revenue; Issuance of Contingent Purchase Price Shares.

(a)	Quarterly Determination. Within thirty (30) days after the end of each fiscal quarter following the Closing Date, Buyer shall deliver to Seller a written statement setting forth the cumulative Qualifying Revenue recognized from the Closing Date through the end of such fiscal quarter, together with reasonable supporting information sufficient to verify the calculation.

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(b)	Automatic Achievement of Milestones. Each revenue milestone specified in Section 3.2 shall be deemed automatically achieved upon the recognition of the applicable cumulative Qualifying Revenue. The achievement of any milestone shall not require any further approval, certification or discretionary determination by Buyer, TAMI or any of their respective officers or directors.
(c)	Mandatory Issuance of Shares. Upon achievement of each milestone, Buyer shall issue to Seller the corresponding 25,000 Contingent Purchase Price Shares within ten (10) business days after the end of the fiscal quarter in which such milestone is achieved. Buyer’s failure or delay in delivering a revenue statement or confirming achievement of a milestone shall not delay, reduce or extinguish Seller’s entitlement to such shares.
(d)	No Expiration. The right to receive Contingent Purchase Price Shares shall remain effective without limitation as to time. No milestone shall expire solely because it has not been achieved within five (5) years after the Closing Date or within any other period. The Restricted Period applicable to Seller’s covenants under Article 5 shall have no application to the determination or payment of the Contingent Purchase Price Shares.
(e)	Revenue Attribution; Anti-Avoidance. For purposes of determining Qualifying Revenue, revenue generated by Buyer, TAMI or any of their respective Affiliates, successors or permitted assignees from the sale, licensing or other commercialization of products or technology incorporating or utilizing the Purchased Assets shall be included, regardless of which entity recognizes such revenue. Buyer shall not, and shall cause TAMI and its Affiliates not to, transfer, divert, defer, reallocate or otherwise structure any transaction, business activity, customer relationship or revenue in a manner intended to avoid, reduce or delay the achievement of any milestone or the issuance of the Contingent Purchase Price Shares.
(f)	Books, Records and Verification. Buyer shall maintain, and shall cause TAMI and its Affiliates to maintain, complete and accurate books and records sufficient to determine Qualifying Revenue. Seller may, upon reasonable prior written notice and not more than once in any fiscal year unless a material discrepancy is identified, appoint an independent certified public accountant to examine such records solely for purposes of verifying Qualifying Revenue and the achievement of the milestones. If such examination reveals an underreporting of Qualifying Revenue exceeding five percent (5%) for the period examined, Buyer shall reimburse Seller for the reasonable costs of the examination.
(g)	Reservation and Availability of Shares. Buyer shall at all times reserve and keep available for issuance at least 50,000 shares of Series C Preferred Stock for satisfaction of its obligations under this Section. Buyer shall take all corporate actions reasonably necessary to ensure that the Contingent Purchase Price Shares, when due, are duly authorized, validly issued, fully paid and non-assessable.
(h)	Survival and Binding Effect. The obligations of Buyer under Sections 3.2 and 3.4 shall survive the Closing and shall remain binding upon Buyer and its successors and permitted assigns until all Contingent Purchase Price Shares have been issued to Seller. No merger, consolidation, restructuring, transfer of the Purchased Assets, change of control or termination of TAMI’s operations shall release Buyer from such obligations.
(i)	No Forfeiture. Seller’s right to receive the Contingent Purchase Price Shares shall not be forfeited solely. Any claim by Buyer against Seller under another provision of this Agreement shall be pursued separately and shall not, by itself, prevent the determination of Qualifying Revenue or the achievement of any milestone.

3.5 Conversion; Adjustments. The parties expect Buyer’s 1-for-150 reverse split to be effective before the Closing. If the Share Authorization Date has not occurred by the Closing Date, Seller shall not convert any Buyer Shares before it occurs, and Buyer shall use commercially reasonable efforts to cause it to occur promptly. Buyer has no obligation to settle in cash, redeem, or pay any penalty if Common Stock is unavailable; Seller’s sole remedy is specific performance of the preceding sentence. Unissued Incentive Shares will be adjusted equitably for any split or combination of the Series C Preferred Stock, and Buyer shall ensure that the conversion ratio adjusts proportionately for any reverse split of the Common Stock.

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3.6 Withholding. Buyer may withhold any tax required by Law. For amounts paid in shares, Seller shall at Buyer’s election either pay the withholding amount in cash before issuance or accept a correspondingly reduced number of shares. Seller shall deliver IRS Form W-8BEN-E at the Closing and before each later issuance.

3.7 No Set-Off Against Contingent Purchase Price Shares. Buyer shall not withhold, reduce, cancel, delay or set off any Contingent Purchase Price Shares otherwise issuable to Seller under Sections 3.2 and 3.4 by reason of any claim, counterclaim, indemnification demand or alleged liability of Seller. Any claim by Buyer against Seller shall be pursued independently in accordance with the dispute resolution provisions of this Agreement and shall not affect Buyer’s obligation to issue the Contingent Purchase Price Shares when due.

ARTICLE 4

CLOSING AND DELIVERY

4.1 Closing. The closing (the “Closing”) takes place on the Closing Date, at the same time as the signing of this Agreement, by electronic exchange of documents. Title to the Purchased Assets passes to Buyer at the Closing.

4.2 Seller’s Deliveries. At the Closing, Seller shall deliver to Buyer:

(a)	the Intellectual Property Assignment in the form of Exhibit A, and a recordable assignment of each patent and application;
(b)	all Technology Deliverables, uploaded to the repository Buyer designates, in native editable formats, complete and current, with an index, together with Seller’s signed certificate that delivery of the Technology, including all know-how, is complete;
(c)	the resolutions of Seller’s board of directors and, if required by Article 185 of the Company Act of Taiwan, its shareholders, approving this Agreement;
(d)	evidence of each Taiwan Approval or, where Seller has concluded none is required, its certificate to that effect with the export classification relied on; and
(e)	IRS Form W-8BEN-E and releases of any Liens.

4.3 Buyer’s Deliveries. At the Closing, Buyer shall deliver to Seller evidence of the issuance of the Closing Shares in book-entry form, and shall deliver the resolutions of its board of directors, including a majority of its independent directors, approving this Agreement and determining that the Purchased Assets are adequate consideration for the Closing Shares.

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ARTICLE 5

PROTECTION OF BUYER’S RIGHTS

5.1 Non-Competition. During the Restricted Period, Seller shall not, and shall cause its Affiliates not to, anywhere in the world, directly or indirectly:

(a)	design, develop, manufacture, produce, assemble, sell, lease, license or otherwise commercialize any Product, or any other AOI machine in the Field, or any product that competes with the Products in the Field;
(b)	assist, supply the Technology to, or hold any ownership interest in, any Person that does any of the things in clause (a); or
(c)	challenge, or assist any Person to challenge, Buyer’s ownership of or the validity of any Purchased Asset.

This Section 5.1 applies only to the Products. Nothing in this Agreement restricts Seller from communicating with any customer, including about the Products, or from selling to or otherwise dealing with any customer with respect to any product or service other than the Products.

5.2 Permitted Activities. Section 5.1 does not prevent Seller from (a) providing the Production Services, or manufacturing components solely for TAMI under a signed written agreement with it; (b) buying Products from TAMI and reselling them.

5.3 Use of the Technology. Independently of Section 5.1 and without limit in time, Seller shall not use, disclose, license or transfer the Technology, or make any product using it, except as permitted by Section 5.2(a).

5.4 Improvements. Ownership of Future Developments.

(a) Ownership of Purchased Assets. Buyer shall retain ownership of the Purchased Assets expressly identified in Schedule 1, subject to the terms and limitations of this Agreement.

(b) Seller’s Independent Developments. Notwithstanding anything to the contrary in this Agreement, Seller and its Affiliates shall retain sole and exclusive ownership of all improvements, modifications, inventions, designs, software, firmware, know-how, technical developments, derivative technologies and next-generation products conceived, developed or created by Seller or its Affiliates after the Closing Date, whether within or outside the Field, except as expressly provided in subsection (c) below.

(c) Specifically Commissioned Developments. Any improvement or development specifically commissioned by Buyer or TAMI pursuant to a separate written development agreement executed by Seller and Buyer or TAMI shall be owned and licensed as expressly provided in such separate agreement. No ownership or intellectual property rights shall transfer to Buyer or TAMI in the absence of such express written agreement.

(d) No Automatic Assignment. No improvement, modification, derivative work, invention, software, firmware, know-how or other intellectual property developed by Seller or its Affiliates after the Closing Date shall automatically vest in, or be deemed assigned to, Buyer or TAMI solely because it relates to, is based on, is compatible with, or may be used in connection with the Technology, the Products or the Field.

(e) No Restriction on Independent Research and Development. Nothing in this Section 5.4 shall prohibit Seller or its Affiliates from independently researching, developing, improving, manufacturing or commercializing any technology or product, provided that such activities do not involve unauthorized use or disclosure of the Purchased Assets or violate the express restrictions of Section 5.1.

(f) No Implied License. Except as expressly agreed in a separate written agreement, neither Buyer nor TAMI shall acquire any ownership interest, license or other right in Seller’s independently developed technology or intellectual property by virtue of this Agreement.

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5.5 Confidentiality. From the Closing, the Technology is confidential information of Buyer. Seller shall hold it in strict confidence for as long as it remains a trade secret. Each party shall keep the other’s other non-public information confidential for five (5) years. A party may disclose confidential information to its advisers under a duty of confidence, as required by Law or the rules of a securities exchange, and to enforce this Agreement.

5.6 Further Assurances. Seller shall, at Buyer’s request and without further consideration, sign all documents and take all actions needed to vest, record and enforce Buyer’s title to the Purchased Assets in any jurisdiction, and shall cause its employees and contractors to do the same. If Seller does not do so within ten (10) business days after request, it irrevocably appoints Buyer as its attorney-in-fact to sign and file those documents.

5.7 Remedies. Seller acknowledges that this Article is reasonable in scope, area and duration, is necessary to protect the value of the Purchased Assets, and was a material inducement to Buyer. Buyer is entitled to injunctive relief and specific performance for any breach or threatened breach, without proof of damages and without bond, in addition to any other remedy. If any restriction is held unenforceable, it is reduced only to the extent necessary to enforce it. The Restricted Period is extended by the duration of any breach.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1 Seller. Seller represents and warrants to Buyer, as of the Closing Date that:

(a)	Organization and authority. Seller is duly incorporated and validly existing under the Laws of Taiwan, has all corporate power and approvals needed to sign and perform this Agreement, including any shareholder approval required by Article 185 of the Company Act of Taiwan, and this Agreement is binding on it and does not breach its organizational documents, any Law, or any contract binding on it or the Purchased Assets.
(b)	Title. Seller is the sole and exclusive owner of the Purchased Assets, free of all Liens, and has granted no license, option or other right in them to anyone. Buyer acquires good title to them at the Closing.
(c)	Completeness. The Purchased Assets are all the technology and Intellectual Property Rights owned or controlled by Seller that are used in or needed to design, make, test and support the Products. The Technology Deliverables are complete, accurate and sufficient for reasonably skilled engineers to make and test the Products without further information from Seller.
(d)	No third-party rights. The Technology was developed solely by Seller’s employees and the contractors, each of whom has assigned all rights to Seller. No customer, supplier, university, research institute or governmental authority funded, owns or has any right in, or any right to restrict the transfer of, the Technology, and none of it embodies confidential information or designs of any customer or other third party.
(e)	Non-infringement. The Technology and its use to make and sell the Products do not misappropriate any trade secret or infringe any copyright and, to Seller’s knowledge after reasonable inquiry, do not infringe any patent. No claim to the contrary has been made.

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(f)	Nature of the assets. Seller is not transferring any employee, customer, contract, facility, equipment, inventory or trade name. As of the Closing Date, Seller has not delivered or invoiced any Product or any other machine embodying the Technology to any Person and has not recognized any revenue from the Technology. Seller has not operated the Technology as a separate business or prepared separate financial statements for it.
(g)	Regulatory. Every Taiwan Approval has been obtained or is not required. None of the Technology is a national core key technology under the National Security Act of Taiwan, and none was developed in or transferred to the People’s Republic of China.
(h)	Compliance. Seller has complied with applicable anti-corruption and export control Laws, is not the target of any sanctions, and is not owned or controlled by any governmental authority or by any Person in the People’s Republic of China.
(i)	Solvency; taxes. Seller is solvent and is receiving reasonably equivalent value. There are no tax Liens on the Purchased Assets, and Seller is not a U.S. person for U.S. federal income tax purposes.

6.2 Seller — Securities Matters. Seller further represents and warrants, as of the Closing Date and each later issuance of Buyer Shares, that:

(a)	it is acquiring the Buyer Shares for its own account for investment and not for distribution;
(b)	it is not a U.S. Person as defined in Regulation S under the Securities Act, is not acquiring for the account of a U.S. Person, was outside the United States when the Buyer Shares were offered to it and when it signed this Agreement, and has engaged in no directed selling efforts in the United States;
(c)	it is an “accredited investor” under Rule 501(a)(3) of Regulation D, being a corporation with total assets over $5,000,000 not formed to acquire the Buyer Shares;
(d)	it has reviewed Buyer’s filings with the U.S. Securities and Exchange Commission, has had the chance to ask questions, can bear the loss of its entire investment, and understands that the Common Stock trades on the OTCQB at a low price, that Buyer’s auditors have expressed substantial doubt about its ability to continue as a going concern, and that no reverse split or exchange listing is assured; and
(e)	it understands that the Buyer Shares and the Common Stock issuable on conversion are restricted securities, have not been registered, and may be resold only under Regulation S, an effective registration statement or an available exemption, and that it may not hedge them except in compliance with the Securities Act.

6.3 Buyer. Buyer represents and warrants to Seller, as of the Closing Date, that:

(a)	it is duly incorporated, validly existing and in good standing under the Laws of Nevada, and this Agreement has been duly authorized by its board of directors, including a majority of its independent directors, and is binding on it;
(b)	the Buyer Shares are duly authorized and, when issued under this Agreement, will be validly issued, fully paid and non-assessable, and Buyer has enough authorized and unissued Series C Preferred Stock to issue all of them;

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(c)	it has filed all reports required under the U.S. Securities Exchange Act of 1934 during the past twelve (12) months, and those reports, as of their dates, contained no untrue statement of a material fact and omitted no material fact needed to make them not misleading;
(d)	assuming Section 7.2 is true, the issuance of the Buyer Shares is exempt from registration under the Securities Act; and
(e)	TAMI is duly incorporated and validly existing under the Laws of Nevada, has conducted no business and has no liabilities other than under this Agreement, and all of its issued and outstanding shares are owned by Buyer.

Buyer makes no representation about the future price, liquidity or listing of its securities, and Seller makes none about future orders or the achievement of any Milestone.

ARTICLE 7

REGULATORY AND SECURITIES MATTERS

7.1 Approvals; Export Controls. Seller shall, at its cost, obtain and maintain every Taiwan Approval and give Buyer copies. Each party shall comply with all export control Laws of the United States and Taiwan and shall not transfer the Technology to any Person or destination they prohibit. The parties shall cooperate in any filing with a governmental authority that Buyer determines is required or advisable, including with the Committee on Foreign Investment in the United States.

7.2 Restricted Securities. The Buyer Shares and the Common Stock issued on their conversion will bear the following legend, and Buyer shall refuse to register any transfer not made in accordance with it:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND WERE SOLD IN RELIANCE ON REGULATION S AND SECTION 4(a)(2) OF THE SECURITIES ACT. THEY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S, UNDER AN EFFECTIVE REGISTRATION STATEMENT, OR UNDER AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

Seller is responsible for its own ownership reports under U.S. securities Laws, shall not trade in Buyer’s securities while holding material non-public information, and shall not sell short or hedge the Common Stock during the Restricted Period. Buyer has no obligation to register the Buyer Shares.

7.3 Public Disclosure. Seller consents to Buyer’s disclosure of this Agreement in its filings with the U.S. Securities and Exchange Commission, including the filing of this Agreement as an exhibit, with Schedules omitted to the extent permitted. Neither party shall issue a press release about this Agreement without the other’s approval, except as required by Law.

7.4 Financial Information. On the basis of Sections 2.6, 2.7, 6.4, 6.6 and 7.1(f), Buyer has concluded that the Purchased Assets are not a business under Rule 11-01(d) of Regulation S-X, and Seller is not required to deliver audited financial statements of Seller. Seller shall give Buyer, its auditors and its valuation firm the information about the Purchased Assets they reasonably request. If the U.S. Securities and Exchange Commission, a securities exchange or Buyer’s auditors determine that financial information about the Purchased Assets is required in any Buyer filing, Seller shall cooperate promptly, at Buyer’s expense, in preparing and auditing it, limited to the Purchased Assets.

7.5 Taxes. Seller bears all taxes imposed by Taiwan on the sale of the Purchased Assets. Each party bears its own income taxes.

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ARTICLE 8

INDEMNIFICATION

8.1 By Seller. Seller shall indemnify and hold harmless Buyer, its Affiliates and TAMI, and their directors, officers and employees, from all Losses arising from (a) any breach of Seller’s representations, warranties or covenants; (b) any Excluded Liability; (c) any claim by any Person to any right in, or to restrict the transfer or use of, the Purchased Assets; (d) any claim that the Technology as delivered infringes or misappropriates the rights of any Person; and (e) any failure to obtain or comply with a Taiwan Approval.

8.2 By Buyer. Buyer shall indemnify and hold harmless Seller and its directors, officers and employees from all Losses arising from any breach of Buyer’s representations, warranties or covenants.

8.3 Survival; Limits. The representations in Sections 7.1(a), (b) and (j), 7.2 and 7.3(a) and (b) survive until sixty (60) days after the applicable statute of limitations. All other representations survive for [five (5)] years. Each party’s total liability under this Article is limited to the Reference Value of the Buyer Shares issued, except for fraud, willful breach, Excluded Liabilities and breach of Article 5, which are not limited.

8.4 Recourse to Shares. Buyer may recover any amount finally determined to be owed by Seller by set-off under Section 3.7, by cancelling Buyer Shares held by Seller at the Reference Value (for which Seller irrevocably authorizes Buyer to instruct its transfer agent), or in cash. An amount is finally determined when agreed in writing or awarded under Section 10.2.

8.5 Claims. A party seeking indemnification shall give prompt notice. Buyer controls the defense of any third-party claim concerning the ownership, validity or use of the Purchased Assets, and Seller shall cooperate.

ARTICLE 9

GENERAL

9.1 Governing Law. This Agreement is governed by the Laws of the State of Nevada, without regard to conflict-of-laws rules. The formalities for recording an assignment of registered rights are governed by the Law of the place of registration.

9.2 Disputes. Any dispute arising out of or relating to this Agreement that the parties’ senior executives do not resolve within thirty (30) days after written notice shall be finally resolved by arbitration administered by the International Centre for Dispute Resolution under its International Arbitration Rules, before three arbitrators, seated in Las Vegas, Nevada, in English. The award is final and may be enforced in any court, including in Taiwan. The tribunal shall award the prevailing party its reasonable attorneys’ fees. Either party may seek injunctive or other interim relief at any time from any court of competent jurisdiction, including the courts of Clark County, Nevada and the Intellectual Property and Commercial Court of Taiwan. EACH PARTY WAIVES TRIAL BY JURY.

9.3 Notices. Notices must be in writing and in English, sent by hand, international courier or email with courier copy, to: Buyer at 13501 South Main Street, Los Angeles, California 90061, Attention: Chief Executive Officer, jimmy@techforcerobotics.com; Seller at the address above, Attention: Harry@junlong.com.tw; or another address a party notifies.

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9.4 Entire Agreement. This Agreement, with its Schedules and Exhibit, is the entire agreement of the parties on its subject matter and supersedes all prior drafts, term sheets and understandings on that subject matter. Section 4.1 of the Memorandum of Understanding dated June 5, 2026 between TechForce Robotics, Inc. and Seller does not limit this Agreement.

9.5 Assignment. Buyer may assign this Agreement and the Purchased Assets to any Person without Seller’s consent, subject to TAMI’s license under Section 6.3. Seller may not assign any right or obligation under this Agreement without Buyer’s written consent. TAMI may enforce Article 5.

9.6 Miscellaneous. This Agreement may be amended or waived only in a writing signed by both parties. If any provision is unenforceable, the rest remains in effect. The parties are independent contractors and this Agreement creates no partnership, agency or employment. Each party bears its own expenses. The English text controls over any translation. This Agreement may be signed in counterparts and electronically; Seller shall also affix its registered company seal. EACH PARTY HAS HAD THE OPPORTUNITY TO OBTAIN INDEPENDENT LEGAL AND TAX ADVICE, AND COUNSEL TO BUYER DOES NOT REPRESENT SELLER.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the Closing Date.

NIGHTFOOD HOLDINGS, INC.

a Nevada corporation, d/b/a TechForce Robotics

By:	/s/ Jimmy Chan
Name:	Jimmy Chan
Title:	Chief Executive Officer
Date:	Effective as of Oct 19, 2026

JUN LONG MACHINE INDUSTRIAL CO., LTD.

a company organized under the laws of the Republic of China (Taiwan)

By:	/s/ Harry Chen
Name:	Harry Chen
Title:	President
Date:	Effective as of Oct 19, 2026

[Company seal]

TECHFORCE ADVANCED MANUFACTURING INC.

a Nevada corporation, solely for purposes of Article 6

By:	/s/ Jimmy Chan
Name:	Jimmy Chan
Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

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SCHEDULE 1

TECHNOLOGY

For each Product model listed below, in every version existing at the Closing (The technology of Product is limited as attached):

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EXHIBIT A

INTELLECTUAL PROPERTY ASSIGNMENT

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